UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2007

Pierre Foods, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	0-7277	56-0945643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

9990 Princeton Road, Cincinnati, OH	45246
(Address of principal executive offices)	(Zip code)

513-874-8741

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 29, 2007, Pierre Foods, Inc. (the “Company”) issued a press release entitled “Pierre Foods, Inc. Reports Results for the Fourth Quarter and Fiscal Year Ended March 3, 2007.”  In such press release, the Company reported a net loss for its fourth quarter ended March 3, 2007 (“Fourth Quarter 2007”) of $1.5 million and net income for its fiscal year ended March 3, 2007 (“Fiscal 2007”) of $2.1 million.  In finalizing the financial information to be included in the Company’s Annual Report on Form 10-K for Fiscal 2007, the Company discovered that an adjustment relating to the purchase accounting on the opening balance sheet for the Company’s purchase of the assets of Zartic, Inc. and its related distribution company, Zar Tran, Inc., was not appropriately made.  After making such adjustment, the Company’s net loss for the Fourth Quarter is $1.8 million and its net income for Fiscal 2007 is $1.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIERRE FOODS, INC.

Date:	June 4, 2007	By:	/s/ Joseph W. Meyers
Joseph W. Meyers
Chief Financial Officer